PRESS RELEASE

Innospec launches arbitration actions against Ethyl Corporation

Newark, Del. -- October 3rd, 2006 -- Innospec Inc. (NASDAQ: IOSP) today announced that it has issued three arbitration actions against Ethyl Corporation under the rules of the London Court of International Arbitration arising out of disputes it has with Ethyl under the companies' marketing and supply agreements for tetra ethyl lead (TEL). Under these actions, Innospec is claiming damages and the right to terminate the agreements.

Innospec and Ethyl, a subsidiary of NewMarket Corporation, are parties to certain exclusive agreements that govern the global marketing and sales of TEL, except in North America. One obligation of both parties is to refrain from conducting any business in their own interests that might defeat or damage the purpose of these marketing agreements. Innospec believes that Ethyl has breached this duty by actively marketing and selling one of its products, methylcyclopentadienyl manganese tricarbonyl (MMT), and, as a result, Innospec is claiming in arbitration damages in excess of USD40 million, as well as the right to terminate these marketing agreements.

In addition, under a separate agreement, Innospec supplies Ethyl with TEL for re-sale in the United States. Innospec is currently disputing the price that it is entitled to charge for the supply of TEL under that agreement. As all attempts by Innospec to negotiate a fair price with Ethyl have proved futile, arbitration proceedings have been commenced. Pursuant to these proceedings, an interim order was made on September 29, 2006 requiring Ethyl to pay the increased price claimed by Innospec into an escrow account pending final determination of the arbitration. The difference in prices that Innospec is claiming is equivalent to more than USD3 million on an annualized basis.

"We are confident and determined in our position on these matters, and hope to bring them to a satisfactory conclusion as quickly as possible," said Paul Jennings, Innospec's President and Chief Executive Officer.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in plastics and paper and in the metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL).

For more information about Innospec, please visit our website at www.innospecinc.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, the outcome of the Company's disputes with Ethyl and the impact on the Company's TEL business related thereto, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Mark Harrop

RF|Binder Partners

+1-212-994-7533

Mark.Harrop@RFBinder.com